                                                                   Exhibit 99.1


CONTACT:        Michael R. Gavenchak                    Beth Humphreys
                Executive Vice President                Claudia D'Avanzo
                General Counsel                         Fleishman-Hillard
                (770) 740-8180                          (404) 659-4446


                            FOR IMMEDIATE RELEASE


                     BOEFIELD ANNOUNCES NEW BOARD MEMBER



        ATLANTA, GA - March 17, 1997 --Biofield Corp. (NASDAQ:BZET) today announced that Harvey Horowitz, Esq. has become a director of the company.
Mr. Horowitz is the vice president, general counsel and a director of Donnkenny, Inc., a publicly traded apparel company. Prior to joining Donnkenny in October 1996, Mr. Horowitz had been the managing partner of the New York based law firm Squadron, Ellenoff, Plesent & Sheinfeld LLP, which is the company's outside law firm. The addition of Mr. Horowitz to the company's board of directors follows the resignation earlier this month of director W. Clarke Wescoe, M.D. Dr. Wescoe, who cited personal reasons for his resignation, is the retired chairman of the board and chief executive officer of Sterling Drug, Inc. He served on the company's board of directors from August 1992.


        Biofield Corp, is a medical technology company that has developed an innovative system for detecting breast cancer through the skin in a non-invasive and objective procedure. The company is based in Atlanta.


                                     ###
                                    -end-